                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    Filed by a Party other than the Registrant / /

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    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       TRITON ENERGY LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             TRITON ENERGY LIMITED
                         CALEDONIAN HOUSE, MARY STREET
                                 P. O. BOX 1043
                                  GEORGE TOWN
                          GRAND CAYMAN, CAYMAN ISLANDS

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997

To the Shareholders of
TRITON ENERGY LIMITED

    Notice is hereby given that the Annual Meeting of Shareholders of Triton Energy Limited (the "Company"), a Cayman Islands company, will be held at 10:00 a.m., Dallas time, on Tuesday, May 6, 1997, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 for the following purposes:

        (1) To elect three directors to serve until the third annual meeting of shareholders to occur after the May 6, 1997 meeting, or until their respective successors shall have been duly elected and qualified; and

        (2) To consider and act upon such other matters as may properly come before the meeting.

    Only holders of record of Ordinary Shares at the close of business on March 28, 1997, are entitled to receive notice of and to vote at the meeting, or any adjournment or adjournments thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO THE COMPANY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE SHARES ARE REGISTERED.

    This notice, the Annual Report to Shareholders, the Proxy Statement and the proxy card that are enclosed herewith are sent to you by order of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Robert B. Holland, III
                                          SECRETARY

April 4, 1997

                             TRITON ENERGY LIMITED
                         CALEDONIAN HOUSE, MARY STREET
                                 P. O. BOX 1043
                                  GEORGE TOWN
                          GRAND CAYMAN, CAYMAN ISLANDS

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of Ordinary Shares, par value $.01 per share ("Ordinary Shares"), of Triton Energy Limited (the "Company"), a Cayman Islands company, in connection with the solicitation, by order of the Board of Directors on behalf of the management of the Company, of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 6, 1997 (the "Annual Meeting"), and at any and all adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card were first sent or given to shareholders was April 4, 1997.

    The purpose of the Annual Meeting is to consider and act upon (i) the election of three directors to serve until the third annual meeting of shareholders to occur after the Annual Meeting, or until their successors have been duly elected and qualified and (ii) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

    Proxies in the accompanying form that are properly executed, returned to the Company and not revoked will be voted at the Annual Meeting. Any shareholder has the right to revoke his proxy at any time before it is voted. Proxies may be revoked by duly executing a later dated proxy relating to the shares being voted or by attending the Annual Meeting and voting by ballot in person (attending the Annual Meeting without executing a ballot will not constitute revocation of a proxy). Unless the shareholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the three individuals who have been nominated by the Board of Directors to serve as directors of the Company and (ii) at the discretion of the proxy holders with regard to any other matters that may properly come before the Annual Meeting. Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

    Management of the Company knows of no matters other than as described in the accompanying Notice of Annual Meeting that are likely to be brought before the Annual Meeting. However, if any other matters, not now known, properly come before such meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on such matters.

                       VOTING AND PRINCIPAL SHAREHOLDERS

    The close of business on March 28, 1997 is the record date (the "Record Date") for determining the shareholders entitled to vote at the Annual Meeting, at which time there were outstanding 36,392,553 Ordinary Shares. Each Ordinary Share is entitled to one vote on any matter to come before the Annual Meeting.

    The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the Ordinary Shares entitled to vote as of the Record Date is necessary to constitute a quorum. Each Ordinary

Share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Approval of the proposal to elect the three nominees to serve as directors requires the affirmative vote of the holders of a plurality of the Ordinary Shares represented at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. The holders of Ordinary Shares have no appraisal or similar rights with respect to any matter scheduled to be voted on at the Annual Meeting.

    The following table sets forth information as of March 28, 1997, except as noted below, regarding the beneficial ownership of capital shares of the Company by each person known to the Company to own 5% or more of the outstanding Ordinary Shares, each director of the Company and each nominee for director, the Company's Chief Executive Officer, each of the Company's five other most highly compensated executive officers for the year ended December 31, 1996 and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all capital shares owned by them, unless otherwise noted.

                                                                        AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                        BENEFICIAL   PERCENT OF
OF BENEFICIAL OWNER                                                    OWNERSHIP(1)     CLASS
---------------------------------------------------------------------  ------------  -----------

Oppenheimer Group, Inc.(2)...........................................    6,812,553         18.7%

Janus Capital Corporation(3).........................................    2,898,075          8.0

Dietche & Field Advisers, Inc.(4)....................................    2,033,070          5.6

Ernest E. Cook.......................................................       74,699        *

Sheldon R. Erikson...................................................       21,000        *

Ray H. Eubank........................................................       83,481        *

Thomas G. Finck......................................................      538,865          1.5

Jesse E. Hendricks...................................................       68,135        *

Fitzgerald S. Hudson.................................................      184,330(5)      *

John R. Huff.........................................................       22,000        *

Thomas P. Kellogg, Jr................................................        1,500        *

John P. Lewis........................................................       68,590        *

Michael E. McMahon...................................................       39,000        *

Wellslake D. Morse, Jr...............................................       68,733        *

Edwin D. Williamson..................................................       24,400        *

Nick G. De'Ath.......................................................      183,981        *

Robert B. Holland, III...............................................      283,936        *

Peter Rugg...........................................................      248,878        *

John P. Tatum........................................................      336,312        *

Al E. Turner.........................................................       64,007        *

All directors and executive officers as a group (17 persons,
  including those individuals named above)...........................    2,311,847          6.0

------------------------

*   less than 1%

(1) Includes shares held for the account of the executive officers pursuant to the Company's 401(k) savings plan, shares held by or for the benefit of wives and minor children of directors and executive officers and entities in which directors or executive officers hold a controlling interest, and includes the number of shares indicated as follows that are subject to forfeiture, or are issuable upon exercise of stock options that are exercisable or exercisable within 60 days and/or debentures that are convertible or convertible within 60 days: Messrs. Cook, Eubank, Hendricks, Lewis and Morse, 66,000 shares; Messrs. Erikson, Huff and Williamson, 21,000 shares; Mr. Hudson, 51,000 shares; Mr. Finck, 525,000 shares; Mr. Kellogg, 1,000 shares; Mr. McMahon, 36,000 shares; Mr. De'Ath, 183,750 shares; Mr. Holland, 270,000 shares; Mr. Rugg, 245,000 shares; Mr. Tatum, 316,000 shares; Mr. Turner, 62,988 shares; and all directors and executive officers as a group, 2,081,738 shares. Includes shares issuable upon exercise of options owned by trusts and family partnerships established by certain executive officers for the benefit of their family members as to which such executive officers disclaim beneficial ownership.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 13, 1997. The address of Oppenheimer Group, Inc. is Oppenheimer Tower, World Financial Center, New York, New York 10281.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 10, 1997 by Janus Capital Corporation, Thomas H. Bailey and Janus Fund on a joint basis. Mr. Bailey may be deemed to be a reporting person by virtue of his status as Chairman, President and a significant stockholder of Janus Capital Corporation. The address of Janus Capital Corporation, Thomas H. Bailey and Janus Fund is 100 Fillmore Street, Denver, Colorado 80206.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 7, 1997. The address of Dietche & Field Advisers, Inc. is 437 Madison Avenue, New York, New York 10022.

(5) Includes 74,264 shares held by partnerships in which Mr. Hudson owns a 1% interest and for which Mr. Hudson serves as general partner.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Articles of Association provide for a board of directors divided into three classes, with the term of office of each class being for three years. At the Annual Meeting it is proposed that the nominees listed below be elected as members of the Board of Directors with terms expiring in 2000. Each such director shall be elected to serve in such capacity until the third annual meeting of shareholders to occur after the Annual Meeting or until his respective successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS

    Information concerning the three nominees proposed by the Board of Directors for election as directors with terms expiring in 2000 along with information concerning the present directors, whose terms of office will continue after the Annual Meeting, is set forth below.

    In the event that any of the below-named nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his stead of such person as the management may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below:

                                   NOMINEES
                                   CLASS II
                              TERM EXPIRING 2000

                                         PRINCIPAL POSITION(S)      DIRECTOR
           NAME                AGE          WITH THE COMPANY          SINCE
--------------------------     ---     --------------------------  -----------

Ernest E. Cook                     71  Director                          1978

Thomas P. Kellogg, Jr.             61  Director                          1997

Edwin D. Williamson                57  Director                          1994

                 DIRECTORS CONTINUING IN OFFICE
                            CLASS III
                    PRESENT TERM EXPIRES 1998

Sheldon R. Erikson                 55  Director                          1995

Fitzgerald S. Hudson               72  Director                          1992

John R. Huff                       51  Director                          1995

John P. Lewis                      60  Director                          1987

                             CLASS I
                    PRESENT TERM EXPIRES 1999

Thomas G. Finck                    50  Chairman of the Board and         1992
                                       Chief Executive Officer

Jesse E. Hendricks                 83  Director                          1965

Michael E. McMahon                 49  Director                          1993

    Mr. Cook has been an independent oil and gas consultant and independent oil operator for more than the past five years. Mr. Cook is a director of Input/Output, Inc. and Marine & Mercantile Securities plc.

    Mr. Kellogg has been a consultant providing services to the petroleum industry for more than the past five years. Mr. Kellogg is a director of Toreador Royalty Corporation and Reef Chemical Company.

    Mr. Williamson has been a partner in the law firm of Sullivan & Cromwell since January 1, 1971, except from September 1990 to January 1993 when he served as the legal adviser of the United States Department of State. From time to time during the year ended 1996, the Company has engaged the services of Sullivan & Cromwell.

    Mr. Erikson has served as Chairman, President and Chief Executive Officer of Cooper Cameron Corporation, a petroleum and industrial equipment company, since January 1995 and has served as a director of such corporation since March 1995. Mr. Erikson was the Chairman of the Board from 1988 and President and Chief Executive Officer from 1987 to 1995 of The Western Company of North America, an oil and gas service company.

    Mr. Hudson's principal occupation since 1991 has been his position as general partner of Hudson Group Partners, a family investment partnership. From 1990 to 1991 Mr. Hudson was Chairman of the construction division of Willis Corroon, an insurance brokerage firm.

    Mr. Huff has served as President and Chief Executive Officer of Oceaneering International, Inc., a company providing engineering and intervention services primarily for underwater operations, since

August 1986. Mr. Huff has served as Chairman of Oceaneering International, Inc. since 1990. Mr. Huff is also a director of BJ Services and Honegate Hospitality.

    Mr. Lewis has been Managing Partner of Lewis Partners, a private investment company engaged in mergers and acquisitions, primarily involving manufacturing and distribution companies, for more than the past five years.

    Mr. Finck became a director, President and Chief Operating Officer of the Company in August 1992. Effective January 1993, Mr. Finck became Chief Executive Officer and effective May 1995 he assumed the additional position of Chairman of the Board. From July 1991 to August 1992, Mr. Finck served as President and Chief Executive Officer of American Energy Group, an independent oil and natural gas exploration and production company. From May 1984 until June 1991, Mr. Finck served as President and Chief Executive Officer of Ensign Oil & Gas Inc., a private domestic oil and gas exploration company.

    Mr. Hendricks has been managing his personal investments for more than the past five years.

    Mr. McMahon became a Managing Director of Lehman Brothers in October 1994. Prior to joining Lehman Brothers, Mr. McMahon had been a partner in Aeneas Group, Inc., a subsidiary of Harvard Management Company, Inc., since January 1993. Harvard Management Company, Inc. is a private investment company responsible for managing the endowment fund of Harvard University. Mr. McMahon was primarily responsible for the fund's energy and commodities investments. From 1989 through 1992 Mr. McMahon was a Managing Director of Salomon Brothers, Inc., responsible for investment banking activities with energy and chemical companies worldwide. Mr. McMahon is a director of TPC Corporation.

    As far as is known to the Company, no family relationships exist between the directors and the nominees for director of the Company, or between the directors or nominees for director and the officers of the Company.

MEETINGS OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1996, the Board of Directors held six meetings. Each current director attended no less than 75% of these meetings and of the meetings of the committees of the Board of Directors on which he served.

    The Board of Directors has an Executive Committee, which has the authority, subject to restrictions imposed by Cayman Islands law and the Company's Articles of Association, to act for the Board of Directors. Messrs. Finck (Chairman), Erikson, Hendricks, Hudson, and Lewis currently are members of the Executive Committee. The Executive Committee did not meet during the year ended December 31, 1996.

    The Board of Directors has an Audit Committee, whose functions include the selection of the independent auditors, along with the review in conjunction with the independent auditors of the plans and scope of the audit engagement. The committee also reviews with the independent auditors the results of their examination, approves the fee charged by the independent auditors and reviews the Company's internal controls. Messrs. Lewis (Chairman), Cook, Eubank, Hendricks and Morse currently are members of the Audit Committee. The Audit Committee held four meetings during the year ended December 31, 1996.

    The Board of Directors has a Compensation Committee, which reviews and recommends the compensation to be paid to employees and reviews, interprets and helps administer the various existing stock option, restricted stock and convertible debenture plans of the Company. Messrs. Huff (Chairman), Erikson, McMahon and Morse currently are members of the Compensation Committee. The Compensation Committee held four meetings during the year ended December 31, 1996.

    The Board of Directors has a Nominating Committee, which is authorized by the Board of Directors to recommend nominees for election to the Board of Directors and nominees to fill additional directorships that may be created and to fill vacancies that may exist on the Board of Directors. Messrs. Hudson (Chairman), Huff, McMahon and Williamson currently are members of the Nominating Committee. The Nominating Committee held one meeting during the year ended December 31, 1996. The Nominating Committee will consider nominees recommended by shareholders. See "Shareholder Proposals."

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during or with respect to the years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers who were executive officers during 1996, based on salary and bonus earned during the year.

                                                                                          LONG TERM COMPENSATION
                                                                                      ------------------------------
                                                                                                           PAYOUTS
                                       ANNUAL COMPENSATION                                 AWARDS        -----------
                                                                                      -----------------   OPTIONS/
  NAME AND PRINCIPAL                 ------------------------      OTHER ANNUAL       RESTRICTED STOCK      SARS
       POSITION         FISCAL YEAR   SALARY($)    BONUS($)       COMPENSATION(1)        AWARD(S)($)       (#)(2)
----------------------  -----------  -----------  -----------  ---------------------  -----------------  -----------
Thomas G. Finck               1996      635,000      158,750            --                   --             162,500
  Chairman of the             1995      590,000      590,000            --                   --             100,000
  Board and Chief             1994      566,667      300,000            --                   --              75,000
  Executive Officer

Nick G. De'Ath                1996      302,083       45,000            --                   --              75,000
  Senior Vice                 1995      276,042      210,000            --                   --              50,000
  President,                  1994      212,500      150,000            --                   --              50,000
  Exploration

Robert B. Holland, III        1996      375,000       56,250            --                   --              99,750
  Senior Vice                 1995      350,000      225,000            --                   --              60,000
  President, General          1994      329,167      150,000            --                   --              50,000
  Counsel and
  Secretary

Peter Rugg                    1996      350,000       52,500            --                   --              92,500
  Senior Vice                 1995      325,000      250,000            --                   --              60,000
  President and Chief         1994      304,167      150,000            --                   --              50,000
  Financial Officer

John P. Tatum (7)             1996      400,000       --                --                   --              --
  Executive Vice              1995      375,000       --                --                   --              --
  President,                  1994      354,167       50,000            --                   --             100,000
  Operations

Al E. Turner                  1996      277,083       41,250            --                   --              75,000
  Senior Vice                 1995      254,167      185,000            --                   --              40,000
  President,                  1994(10)    205,000     50,000            --                   --             100,000
  Operations

  NAME AND PRINCIPAL                         ALL OTHER
       POSITION         LTIP PAYOUTS(#)   COMPENSATION($)
----------------------  ---------------  -----------------
Thomas G. Finck               --                22,771(3)
  Chairman of the             --                20,686
  Board and Chief             --                18,561
  Executive Officer
Nick G. De'Ath                --                14,134(4)
  Senior Vice                 --                13,396
  President,                  --                12,253
  Exploration
Robert B. Holland, III        --                13,692(5)
  Senior Vice                 --                13,182
  President, General          --                16,476
  Counsel and
  Secretary
Peter Rugg                    --                16,619(6)
  Senior Vice                 --                16,012
  President and Chief         --                15,878
  Financial Officer
John P. Tatum (7)             --                32,630(8)
  Executive Vice              --                29,297
  President,                  --                16,183
  Operations
Al E. Turner                  --                13,620(9)
  Senior Vice                 --                12,930
  President,                  --                12,060
  Operations

------------------------------

(1) Excludes perquisites and other personal benefits if the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Options to acquire Ordinary Shares. Options reported for 1996 were granted in March 1997 for performance during 1996. Does not include convertible debentures purchased by the named executive officers under the 1986 Convertible Debenture Plan. See "Convertible Debenture Plan."

(3) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $13,771 in respect of life insurance premiums for Mr. Finck's benefit.

(4) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $5,134 in respect of life insurance premiums for Mr. De'Ath's benefit.

(5) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $4,692 in respect of life insurance premiums for Mr. Holland's benefit.

(6) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $7,619 in respect of life insurance premiums for Mr. Rugg's benefit.

(7) Mr. Tatum ceased to serve as an executive officer of the Company in December 1996. See "Employment Agreements."

(8) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $23,630 in respect of life insurance premiums for Mr. Tatum's benefit.

(9) Consists of $9,000 in Company contributions to the Company's 401(k) savings plan and $4,620 in respect of life insurance premiums for Mr. Turner's benefit.

(10) Mr. Turner joined the Company in March 1994.

OPTION GRANTS WITH RESPECT TO 1996

    The following table provides information regarding options granted to the named executive officers in March 1997 relating to performance during the year ended December 31, 1996.

                                                          INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                                  ------------------------------------------------------------------     VALUE AT ASSUMED
                                     NUMBER OF        % OF TOTAL                                      ANNUAL RATES OF STOCK
                                    SECURITIES       OPTIONS/SARS                                     PRICE APPRECIATION FOR
                                    UNDERLYING        GRANTED TO       EXERCISE OR                        OPTION TERM(1)
                                   OPTIONS/SARS      EMPLOYEES IN     BASE PRICE($/                   ----------------------
                                   GRANTED(#)(2)    FISCAL YEAR(3)       SH)(4)      EXPIRATION DATE      0%         5%($)
                                  ---------------  -----------------  -------------  ---------------     -----     ---------
Thomas G. Finck.................       162,500              14.0            39.25    March 18, 2007       --       4,011,169
Nick G. De'Ath..................        75,000               6.5            39.25    March 18, 2007       --       1,851,309
Robert B. Holland, III..........        99,750               8.6            39.25    March 18, 2007       --       2,462,240
Peter Rugg......................        92,500               8.0            39.25    March 18, 2007       --       2,283,281
John P. Tatum...................        --                --               --              --             --          --
Al E. Turner....................        75,000               6.5            39.25    March 18, 2007       --       1,851,309


                                   10%($)
                                  ---------
Thomas G. Finck.................  10,165,089
Nick G. De'Ath..................  4,691,579
Robert B. Holland, III..........  6,239,801
Peter Rugg......................  5,786,281
John P. Tatum...................     --
Al E. Turner....................  4,691,579

------------------------------

(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their ten-year term, assuming the specified compounded rates of appreciation on the Company's Ordinary Shares from the date of grant to the expiration date. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or vesting over periods of up to four years.

(2) Reflects options to acquire Ordinary Shares. Options become exercisable with respect to 25% of the shares covered thereby on each anniversary of the date of grant. In the event of a change of control of the Company, however, any unexercisable portion of the options will become immediately exercisable.

(3) Options are calculated as a percentage of the sum of all options granted to directors and employees in 1996 (other than to executive officers as reported in the proxy statement for the 1996 annual meeting) plus all options granted in March 1997 to executive officers relating to 1996 performance.

(4) The exercise price is equal to the closing price of the Ordinary Shares as of the date of grant as reported on the New York Stock Exchange Composite Tape. The exercise price may be paid in Ordinary Shares owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1996 AND OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during the year ended December 31, 1996 and the number and value of options held at year end, as well as the options granted in March 1997 relating to 1996 performance.

                                                                                               VALUE OF UNEXERCISED
                                                                   NUMBER OF SECURITIES            IN-THE-MONEY
                                                                  UNDERLYING UNEXERCISED         OPTIONS/SARS AT
                                     SHARES                     OPTIONS/SARS AT FY-END(#)          FY-END($)(1)
                                   ACQUIRED ON       VALUE      --------------------------  --------------------------
                                   EXERCISE(#)   REALIZED($)(2) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                  -------------  -------------  -----------  -------------  -----------  -------------
Thomas G. Finck.................       --             --           400,000       337,500     $5,993,750   $ 2,684,375

Nick G. De'Ath..................       --             --            96,250       173,750     1,422,813      1,422,188

Robert B. Holland, III..........       --             --           156,250       228,500     2,500,000      2,010,188

Peter Rugg......................       --             --           137,500       215,000     1,848,438      1,725,938

John P. Tatum...................       18,543      $ 829,140       266,000        --         3,266,500        --

Al E. Turner....................       --             --            20,000       135,000       347,500      1,041,250

------------------------------

(1) Value at fiscal year end is calculated based on the difference between the option or SAR exercise price (including the March 1997 options) and the closing market price of the Ordinary Shares at December 31, 1996 multiplied by the number of shares to which the option relates. On December 31, 1996, the closing price as reported by the New York Stock Exchange Composite Tape was $48.50.

(2) In accordance with SEC regulations, value realized is calculated based on the difference between the option exercise price and the closing market price of the Ordinary Shares on the date of exercise, multiplied by the number of shares to which the exercise relates.

PENSION PLAN TABLE

    The following table lists estimated annual benefits payable upon retirement under the Company's Retirement Income Plan ("Retirement Plan"), including amounts attributable to the Company's Supplemental Executive Retirement Plan ("SERP"), to participants with varying average earnings levels and years of service.

                               YEARS OF CREDITED SERVICE
               ----------------------------------------------------------
REMUNERATION       10          15          20          25          30
-------------  ----------  ----------  ----------  ----------  ----------
 $   250,000   $  111,511  $  112,503  $  113,495  $  114,487  $  115,479

     350,000      161,511     162,503     163,495     164,487     165,479

     450,000      211,511     212,503     213,495     214,487     215,479

     500,000      236,511     237,503     238,495     239,487     240,479

     550,000      261,511     262,503     263,495     264,487     265,479

     600,000      286,511     287,503     288,495     289,487     290,479

     650,000      311,511     312,503     313,495     314,487     315,479

     700,000      336,511     337,503     338,495     339,487     340,479

     750,000      361,511     362,503     363,495     364,487     365,479

     800,000      386,511     387,503     388,495     389,487     390,479

    Payments made under the Retirement Plan and SERP are based on years of service and annual earnings. Salary and wages are included in the calculation of average earnings, but bonuses, overtime, severance pay and fringe benefits are excluded. The SERP generally provides that a participant may elect to receive benefits under the SERP in equal monthly installments over a period of 15 years. The Company has purchased life insurance to fund the Company's obligations to participants.

    Under the Retirement Plan, the benefit which a participant is entitled to receive at his normal retirement date (age 65) is equal to .8% of his average monthly compensation multiplied by his years of service, not to exceed 30 years plus .65% of his excess average monthly compensation multiplied by his years of service, not to exceed 30 years. The Retirement Plan also provides an optional early retirement benefit under which a participant may qualify for a reduced pension after the attainment of age 55 and the completion of five years of service. Such benefit is further reduced if distribution commences prior to the participant's normal retirement date.

    The SERP provides supplemental retirement benefits to selected employees. The benefit levels under the SERP upon normal or early retirement are based on the participant's final average compensation at retirement reduced by the participant's accrued benefit under the Retirement Plan and further reduced by the participant's primary Social Security benefits. The normal retirement benefit is 50% of average compensation less 100% of anticipated social security less the Retirement Plan benefit (converted to the joint and 50% contingent option if the participant is married) multiplied by the accrual percentage. The accrual percentage is 10% for each completed year up to 100%. A participant's right to receive a benefit is forfeited in the event a participant's employment is terminated for cause. A participant accrues his retirement benefit over a ten-year period. In the event of a change in control, the participant will become fully accrued in the SERP benefit, the benefit will be distributed as a lump sum, and the participant will receive an additional payment as a "gross-up" to cover tax liabilities such that the net lump sum benefit is retained by the participant. A change of control is considered to have occurred based on the following: (i) the consummation of a merger or consolidation of the Company, where the Company is not the surviving corporation, or the sale or other transfer of all or substantially all of the Company's assets, (ii) the shareholders of the Company approve a plan of liquidation of the Company, (iii) any person or group becomes, without the prior approval of the Board of Directors, a beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 25% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

    For the year ended December 31, 1996, the remuneration included in the computation of annual earnings under the Retirement Plan and the SERP for each of the executive officers named in the Summary Compensation Table was as follows: Thomas G. Finck, $635,000; Nick G. De'Ath, $302,083; Robert B. Holland, III, $375,000; Peter Rugg, $350,000; John P. Tatum, $400,000; and Al E. Turner, $277,083. The years of credited service under the Retirement Plan and the SERP for each of those individuals were as follows: Thomas G. Finck, 4; Nick G. De'Ath, 3; Robert B. Holland, III, 4; Peter Rugg, 3; John P. Tatum, 16; and Al
E. Turner, 3.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors of the Company is composed of non-employee directors. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

    - Provision of incentive and rewards that will attract and retain highly qualified and productive people;

    - Motivation of employees to high levels of performance;

    - Differentiation of individual pay based on performance;

    - Ensuring external competitiveness and internal equity; and

    - Alignment of Company, employee and shareholder interests.

    The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options (and until their availability was exhausted in 1995, the purchase of convertible debentures). Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer, historically have been negotiated with newly retained executives and thereafter reviewed and adjusted based on the Compensation Committee's ongoing assessment and understanding of the oil and gas business and the Company's relative position in that business, and the Company and the Company's executive officers.

    MANAGEMENT COMPENSATION FOR 1996. After year end 1995, the Committee determined that a more objective and systematic method for determining senior executive compensation was appropriate for future periods. As a result, at the 1996 annual meeting the shareholders approved performance goals that were recommended by the Board. The Committee implemented the performance goal method by determining in early 1996 the relative weight to be given achievement during 1996 of various operating criteria and the 1996 stock market performance of the Company's Ordinary Shares compared to the average performance of the shares of companies in the selected peer group for purposes of determining any 1996 bonuses and 1997 base salary increases for the Chief Executive Officer and the four Senior Vice Presidents who directly report to the Chief Executive Officer. Although the Committee considered management's 1996 performance to have been "outstanding" as measured by achievement of the operating criteria, greater weight was given to the relatively disappointing 1996 performance of the share price of the Company's Ordinary Shares in determining, after its year end review, 1996 bonuses and 1997 base salary adjustments. As a result of the relative weight given 1996 operating and stock price performance, the 1996 bonus for the Chief Executive Officer was 25% of his base salary and his direct reports' were 15% of base salary, which, in the aggregate, was approximately 75% less than the bonuses paid to those individuals for 1995.

    In determining stock option grants to senior management, the Committee considered the stock market performance of the Company's Ordinary Shares over the past three years relative to the average performance of the shares of the peer group during the same period, and on that basis considered senior management's performance to have justified grants equal to 150% of the average annual stock option grant to each individual during the same period. The Committee continues to believe that an emphasis on equity compensation is in the best interests of shareholders because it more closely aligns management and shareholder interests and maximizes the availability of cash for significant capital expenditures.

    CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION. The Compensation Committee determines the compensation of Thomas G. Finck, the Company's Chief Executive Officer and President, and is responsible for making all decisions with regard to his compensation. During 1992, Mr. Finck joined the Company as President and Chief Operating Officer. Mr. Finck's initial base compensation, the opportunity for an incentive bonus in the discretion of the Compensation Committee and a stock option grant of 250,000 shares, was a package that resulted from negotiations with Mr. Finck, and was designed to induce Mr. Finck to join the Company and to align a significant portion of his potential compensation to shareholder interests. The Company also guaranteed $1.3 million in indebtedness incurred by Mr. Finck to finance the construction of his primary residence, which guarantee was released in 1996.

    Since 1992, Mr. Finck's salary has been increased, and he has been awarded bonuses and stock options and permitted to purchase convertible debentures, from time to time as his responsibilities have expanded and the Committee determined that his performance warranted. In considering external competitiveness as part of its determining Mr. Finck's compensation, the Compensation Committee has reviewed, among other things, executive compensation of other companies, including those listed under "Stock Performance Chart", taking into account perceived differences in the circumstances between the Company and those companies. Recommendations were examined in light of this information, but because of perceived differences between the circumstances of these and other companies and those of the Company, the Committee has not engaged in a company-by-company comparison of each element of compensation or corporate performance and there has been no special attempt to set compensation in any particular relationship to such information. The Committee increased Mr. Finck's salary and paid him a reduced bonus and awarded him stock options in early 1997 based on its evaluation of his performance as described above and its application of the performance goals approved by shareholders in 1996.

    COMPENSATION COMMITTEE MEMBERS. This report is submitted by the members of the Compensation Committee of the Board of Directors who served as such during 1996:

            John R. Huff, Chairman
           Sheldon R. Erikson
           Michael E. McMahon
           Wellslake D. Morse, Jr.

STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Ordinary Shares during the five years ended December 31, 1996 with (i) the cumulative total return on the S&P 500 Index and (ii) a peer group of certain oil and gas exploration and development companies selected by the Company. The comparison assumes $100 was invested on December 31, 1991 in the Company's Ordinary Shares and in each of the foregoing indices and assumes reinvestment of dividends.

    The returns of each issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization as of the beginning of each period.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning December 31,
1991
                                                         Triton Energy Ltd.   S&P 500-Registered Trademark-
Dec-91                                                                 $100                            $100
Dec-92                                                                  101                             108
Dec-93                                                                   90                             118
Dec-94                                                                  102                             120
Dec-95                                                                  172                             165
Dec-96                                                                  145                             203

                CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning December 31,
1991
                                                         Custom Composite Index (9 Stocks)
Dec-91                                                                                $100
Dec-92                                                                                 108
Dec-93                                                                                 133
Dec-94                                                                                 120
Dec-95                                                                                 145
Dec-96                                                                                 180

    The peer group selected by the Company consists of Anadarko Petroleum Corporation, Apache Corp., Enron Oil and Gas Corporation, Louisiana Land & Exploration, Mesa Inc., Oryx Energy Company, Santa Fe Energy Resources Inc., Seagull Energy Corporation and Union Texas Petroleum Holdings Inc.

EMPLOYMENT AGREEMENTS

    All executive officers of the Company have executed Employment Agreements with the Company. Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each such executive officer is entitled, subject to certain conditions, to receive certain benefits in the event of a change of control of the Company. If, following a change of control, an officer of the Company is terminated for a reason other than (a) his death, disability or retirement, (b) for cause, or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company a lump sum severance payment equal to the sum of the following amounts:
(i) the officer's full base salary through his date of termination at the rate then in effect; (ii) an amount equal to three times the sum of (x) the highest of the officer's annual base salary in any of the three preceding years, (y) the highest of the aggregate bonuses received by the executive officer in any of the preceding three years and (z) the highest of the contributions made by the Company on the executive officer's behalf in respect of the Company's 401(k) plans in any of the three preceding years; (iii) certain relocation and indemnity payments, along with all legal fees and expenses incurred by the officer as a result of the termination; and (iv) in the event the executive officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of the change of control, an additional "gross-up" amount such that, after payment of such excise tax, and any other taxes on such additional amount, the officer would be entitled to a net amount equal to the amounts set forth in the agreement. In addition, in the event of a change of control, the executive officer would have the right to require the Company to purchase his options and convertible debentures at a price equal to the number of shares underlying such options and convertible debentures times the difference between the highest price paid in connection with the change of control and the exercise price or conversion price of such options and convertible debentures. Also, unless the executive officer is terminated for cause, the Company must maintain in full force and effect for the continued benefit of the executive officer for a two-year period after the date of termination, all benefit plans and programs or arrangements (or similar plans and programs or arrangements) in which the executive officer was entitled to participate immediately prior to the date of termination.

    Effective December 1996, the Company entered into an agreement with Mr. Tatum whereby he resigned as an officer of the Company but agreed to continue to provide services to the Company until April 1999. The agreement provides that Mr. Tatum will be paid a salary of $200,000 per year through December 1998 and $100,000 per year through April 1999. In addition, the agreement provides that
(a) Mr. Tatum's benefits under the SERP would continue until his normal retirement age as though he continued to receive his salary in effect in 1996,
(b) Mr. Tatum will be entitled to receive the benefits upon a change of control he would have received as though he continued to receive his salary in effect in 1996 and (c) Mr. Tatum's options and debentures would vest and remain exercisable until April 2000. Mr. Tatum's benefits under the agreement are subject to forfeiture if he breaches certain noncompetition covenants contained in the agreement.

DIRECTORS' COMPENSATION

    CASH REMUNERATION. During the year ended December 31, 1996 each director who was not also an officer or employee of the Company was entitled to receive $25,000 annually, plus $1,000 (or, $2,000 in the case of the committee chairmen) for each board or committee meeting attended. In 1997, the Company adopted a plan whereby directors can elect to receive Ordinary Shares in lieu of the annual cash stipend. See "Stock Options Grants and Share Purchases" below. Members of the Board of Directors are also reimbursed for travel expenses to meetings of the Board of Directors and its committees.

    RETIREMENT PLAN FOR DIRECTORS. The Company has adopted a Retirement Plan for Directors to provide certain benefits to outside directors of the Company. In order to be entitled to receive any benefits under the Retirement Plan for Directors, a director must have served as an "outside director" for an aggregate of not less than five complete years or, if a director has served less than an aggregate of five complete years as an "outside director," (i) have had his service on the board as an "outside director" terminated due to death or disability or (ii) have a change of control of the Company occur while he was a director. An "outside director" is defined in the retirement plan as a director who is not a full or part-time employee of the Company or who, other than as a director, does not act, directly or indirectly, for the Company under any consulting contract or agreement for the provision of services which provides for compensation in excess of $60,000 during any fiscal year.

    Benefits under the Retirement Plan for Directors are payable quarterly and commence at the beginning of the Company's fiscal quarter next following the later of the date on which a director (i) attains age 65 or (ii) retires from the Board of Directors; provided that if a director retires from the board due to his death or disability, the payments to such director or his estate will commence at the beginning of the Company's fiscal quarter next following the date of such director's death or retirement, as the case may be. The payment of benefits continue for a period equal to the lesser of (i) the number of years and parts thereof, rounded upwards to the nearest six months, during which such director served as an outside director or (ii) ten years. The Company may elect in its discretion to pay a retired director, with the consent of such director or his estate, a lump sum. Under the Retirement Plan for Directors, the total benefits payable to a director for each year that he receives benefits thereunder are equal to the greater of (i) the annual cash stipend payable to such director effective for the fiscal year of the Company in which he retires or (ii) the annual cash stipend payable to such director for the Company's fiscal year prior to the fiscal year in which he retires.

    STOCK OPTION GRANTS AND SHARE PURCHASES. On May 15 of each year, non-employee directors automatically receive grants of nonqualified stock options to purchase 15,000 Ordinary Shares. The options vest at the rate of 33 1/3% per year and terminate on the tenth anniversary of the date of grant. The exercise price of the options is equal to fair market value of the Ordinary Shares on the date of grant. Each of Messrs. Cook, Erikson, Eubank, Hendricks, Hudson, Huff, Lewis, McMahon, Morse and Williamson on May 15, 1996 received options to purchase 15,000 Ordinary Shares at an exercise price of $50.50. In addition, Mr. Kellogg was automatically granted an option to purchase 15,000 Ordinary Shares at an exercise price of $39.25, the market price of the Ordinary Shares on the date of grant, in connection with his initial election to the Board in March 1997.

    The Company has instituted a plan whereby directors may elect to receive 1,000 Ordinary Shares in lieu of the annual cash stipend. The election must be made at the beginning of the year and the shares are issued at that time, provided that the shares may not be sold or otherwise transferred for a period of twelve months (or such longer period as the Compensation Committee may establish at the time of issuance) and provided that the shares will be forfeited if the director is not serving as a director at the time the restrictions lapse (unless the reason he has ceased to serve as a director is due to his retirement or disability). In accordance with the plan, each of the eligible outside directors elected to receive 1,000 Ordinary Shares in lieu of the annual cash stipend that otherwise would be payable with respect to 1997.

    STOCK APPRECIATION RIGHTS PLAN. Effective November 12, 1987, the Company adopted the 1988 Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, Stock Appreciation Rights ("SARs") equivalent in the aggregate of up to 200,000 Ordinary Shares, subject to adjustment as provided below, may be granted from time to time to non-employee directors of the Company. Presently, there are eleven directors eligible to participate in the SAR Plan. The Board of Directors has no current intention to grant any additional SARs under the SAR Plan.

    An SAR, upon exercise, will allow the holder thereof to receive in cash the difference between the SAR's Price and the fair market value of the Ordinary Shares covered by the SAR on the date of exercise. The "SAR's Price" is established by the Board of Directors at the time the SARs are granted, at a price not less than the fair market value (and in no event less than the par value) of the Ordinary Shares covered by such SARs on the date of grant. Subject to the conditions described below, SARs granted under the SAR Plan generally become exercisable after one year following the date of grant with respect to 50% of the

Ordinary Shares covered thereby. The remaining 50% increment becomes exercisable two years from the date of grant. The form of SAR Agreement also provides that in the event of a change of control all SARs shall automatically be accelerated and exercisable in full.

    The period during which an SAR may be exercised is specified in the Stock Appreciation Rights Agreement (the "SAR Agreement") with respect to each SAR granted. In any event, such period shall terminate at the earliest of (i) the expiration of 10 years from the date on which such SARs were granted, (ii) the expiration of 12 months from the date on which the holder terminates his or her membership on the Board of Directors except by reason of death or disability, or
(iii) the expiration of 12 months after the holder's membership on the Board of Directors is terminated by reason of such holder's death or disability. During the year ended December 31, 1995, none of the Company's current directors exercised SARs.

CONVERTIBLE DEBENTURE PLAN

    Under the Company's Amended and Restated Convertible Debenture Plan, executive officers of the Company have from time to time purchased from the Company convertible debentures convertible into Ordinary Shares at a conversion price equal to the market value of the Ordinary Shares at the date of purchase. The consideration for the convertible debentures given by each executive officer was a personal promissory note payable to the Company in a principal amount equal to the principal amount of the convertible debentures purchased. As a result, as of March 28, 1997, the Company and the executive officers were each indebted to the other in the amounts set forth below, which equal the greatest amount of such indebtedness outstanding during 1996. The executive officers' notes to the Company bear interest at the rate of prime (the interest rate payable by the Company under the convertible debentures) plus 1/8% per annum.

                                                                                            PRINCIPAL
                                                                                            AMOUNT OF
           NAME                                       POSITION                             INDEBTEDNESS
---------------------------  -----------------------------------------------------------  --------------
Thomas G. Finck............  Chairman of the Board and Chief Executive Officer             $  3,217,500

Nick G. De'Ath.............  Senior Vice President, Exploration                               2,463,750

Robert B. Holland, III.....  Senior Vice President, General Counsel and Secretary             2,715,000

Peter Rugg.................  Senior Vice President and Chief Financial Officer                2,715,000

John P. Tatum..............  Executive Vice President, Operations                             1,256,250

A. E. Turner, III..........  Senior Vice President, Operations                                  985,500

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP as independent accountants to examine the Company's accounts for the year ending December 31, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to the year ended December 31, 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with except that Wellslake Morse filed two Forms 4 late relating to one transaction each and Ernest Cook filed one Form 4 late relating to one transaction.

                             SHAREHOLDER PROPOSALS

    Any shareholder who desires to present proposals to the Company's 1998 Annual Meeting of Shareholders and to have such proposals set forth in the proxy statement mailed in conjunction with such Annual Meeting must submit such proposals to the Company no later than December 5, 1997. Any shareholder may submit any such proposal to Triton Energy, Attention: Robert B. Holland, III, Esq., Senior Vice President, General Counsel and Secretary, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Pursuant to the Company's Articles of Association, if a shareholder desires to nominate persons for election as directors at an annual meeting, the shareholder must deliver to the Secretary of the Company written notice of his intent to make such a nomination no later than 90 days in advance of such annual meeting. The notice must set forth (i) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a record holder of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified; (iii) the number of Ordinary Shares beneficially owned by the shareholder; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934; and (vi) the consent of each nominee to serve as a director of the Company, if so elected.

                                 OTHER MATTERS

    The Annual Report to Shareholders for the period ended December 31, 1996, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

    A COPY OF THE ANNUAL REPORT ON FORM 10-K OF TRITON ENERGY LIMITED, AS AMENDED, FOR THE PERIOD ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO TRITON ENERGY, ATTN: INVESTOR RELATIONS, 6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75206 (TELEPHONE (214) 691-5200). THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO INVESTOR RELATIONS, AND CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 1997. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A $.15 PER PAGE FEE.

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by the Company.

    Georgeson & Co., Inc. has been retained by the Company to aid in the solicitation of proxies, for a fee of $12,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Ordinary Shares held by such persons, and the Company will reimburse them for reasonable expenses incurred by them in connection therewith.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE ADDRESSED TO THE COMPANY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors
                                          Robert B. Holland, III
                                          SECRETARY

Dallas, Texas
April 4, 1997

--------------------------------------------------------------------------------

                             TRITON ENERGY LIMITED
                   PROXY -- ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Thomas G. Finck and Robert B. Holland, III, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Triton Energy Limited owned by the undersigned, at the Annual
Meeting of Shareholders to be held at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231, on Tuesday, May 6, 1997, at 10:00 a.m., local time, upon such business as may properly come before the meeting or any adjournment thereof including the following as set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND (ii) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

           (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

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                             FOLD AND DETACH HERE

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                                     Please mark
                                                                                                                your votes as /X/
                                                                                                                indicated in
                                                                                                                this example


1. Election as Directors of the nominees listed below (except as indicated to the contrary below).

   Nominees: Ernest E. Cook, Thomas P. Kellogg, Jr. and Edwin D. Williamson

        FOR     WITHHOLD        -------------------------------------------     Please date, sign exactly as shown hereon and
        / /       / /      / /  For all nominees except as noted above          mail promptly this proxy in the enclosed
                                                                                envelope.  When there is more than one owner,
2. In their discretion on any other matter that may properly come before        each should sign.  When signing as an attorney,
   the meeting or any adjournment thereof.                                      administrator, executor, guardian or trustee,
                                                                                please add your title as such.  If executed by
                                                                                a corporation, the proxy should be signed by
                                                                                a duly authorized officer.  If executed by a
                                                                                partnership, please sign in the partnership name
                                                                                by an authorized person.

                                                                      -------   Date:
                                                                             |        ------------------------------------------
                                                                             |
                                                                             |  ------------------------------------------------
                                                                                                     (Signature)

                                                                                Date:
                                                                                      ------------------------------------------

                                                                                ------------------------------------------------
                                                                                                     (Signature)

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.
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                                                      FOLD AND DETACH HERE